UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 9, 2018

AMERICAN STATES WATER COMPANY

(Exact name of registrant as specified in its charter)

California	001-14431	95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

630 East Foothill Blvd. San Dimas, California	91773
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 394-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Section 5 - Corporate Governance and Management

Item 5.02.                                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2018, the Compensation Committee of the Company’s Board of Directors approved an additional award of time-vested restricted stock units to James C. Cotton, Senior Vice President and Procurement Officer of American States Utility Services, Inc. and its subsidiaries, in the amount of 485 restricted stock units, effective March 9, 2018.    This award vests and restrictions lapse on the first, second and third anniversaries of the grant date in the percentages of 33%, 33% and 34%, respectively, or earlier on (i) the date of death, disability or retirement of the executive, or (ii) the date on which the executive’s employment is terminated by the Company without cause or the executive terminates his or her employment for good reason, if within twenty-four months after the occurrence of a change in control event. Under the terms of each restricted stock unit grant, Mr. Cotton will be entitled to receive dividends payable in additional restricted stock units equal to the amount of dividends payable on an equivalent number of the Company’s common shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY:

Date: March 15, 2018	/s/ Eva G. Tang
Eva G. Tang
Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer